CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated May 18, 2011, relating to the financial statements and financial highlights which appear in the March 31, 2011 Annual Reports to Shareholders of Old Mutual Analytic U.S. Long/Short Fund, Old Mutual Barrow Hanley Value Fund, Old Mutual Focused Fund, Old Mutual Large Cap Growth Fund, Old Mutual Copper Rock International Small Cap Fund, Old Mutual TS&W Mid-Cap Value Fund, Old Mutual TS&W Small Cap Value Fund, (seven of the funds constituting Old Mutual Funds II) which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated September 22, 2011, relating to the financial statements and financial highlights which appear in the July 31, 2011 Annual Reports to Shareholders of Old Mutual Analytic Fund, Old Mutual Copper Rock Emerging Growth Fund, Old Mutual International Equity Fund, Old Mutual Asset Allocation Balanced Portfolio, Old Mutual Asset Allocation Conservative Portfolio, Old Mutual Asset Allocation Growth Portfolio, Old Mutual Asset Allocation Moderate Growth Portfolio, (seven of the funds constituting Old Mutual Funds I) which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Auditor" in such Registration Statement.

October 28, 2011